UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2013

Date of Report (Date of earliest event reported)

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52228	33-0344842
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6042 Cornerstone Ct. West, Suite B, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2013, we entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”) pursuant to which the Bank provided us loans to finance certain equipment and related administrative and soft costs, in a principal amount of up to $1.0 million. Under the Loan Agreement, the Bank funded the initial equipment advance in the principal amount of $875,888 on February 22, 2013 and agreed to fund, subject to customary conditions, an additional equipment advance in the principal amount of $124,112 on or prior to August 21, 2013. The loans under the Loan Agreement bear interest at a rate equal to the three-year U.S. Treasury note yield plus 4.65%, which is fixed on the date of funding.

We are obligated to pay interest-only on any loans funded under the Loan Agreement prior to April 30, 2013 until May 1, 2013, and thereafter to pay 36 consecutive equal monthly installments of principal and interest through April 1, 2016. We are obligated to pay equal monthly installments of principal and interest through April 1, 2016 on any loans funded under the Loan Agreement after April 30, 2013. All loans funded under the Loan Agreement mature on April 1, 2016.

At our option, we may prepay all of the outstanding principal balance, subject to a pre-payment fee of 3% of any amount prepaid if the prepayment occurs on or prior to February 22, 2014, 2% of the amount prepaid if the prepayment occurs after February 22, 2014 but on or prior to February 22, 2015 and 1% of any amount prepaid after February 22, 2015.

In the event of a final payment of the loans under the Loan Agreement, either in the event of repayment of the loan at maturity or upon any prepayment, we are obligated to pay a final payment fee of $55,000.

We granted the Bank a security interest in any equipment that is financed under the Loan Agreement. We are also subject to certain affirmative and negative covenants under the Loan Agreement, including limitations on our ability to: undergo certain change of control events; convey, sell, lease, license, transfer or otherwise dispose of any equipment financed by loans under the Loan Agreement; create, incur, assume, guarantee or be liable with respect to indebtedness, subject to certain exceptions; grant liens on any equipment financed under the Loan Agreement; and make or permit any payment on specified subordinated debt. In addition, under the Loan Agreement, subject to certain exceptions, we are required to maintain with the Bank our primary operating and other deposit accounts and securities accounts.

The Loan Agreement, which is filed as Exhibit 10.1 to this report on Form 8-K, is incorporated herein by reference. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement between Sorrento Therapeutics, Inc. and Silicon Valley Bank, dated as of February 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer

Date: February 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement between Sorrento Therapeutics, Inc. and Silicon Valley Bank, dated as of February 22, 2013.